Exhibit 1

                               U.S. $1,000,000,000
                              EASTMAN KODAK COMPANY
                           MEDIUM-TERM NOTES, SERIES A

                             DISTRIBUTION AGREEMENT

                                                                  July 30, 1999

Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York  10200

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     Eastman Kodak Company, a New Jersey corporation ("Eastman Kodak"), confirms its agreement with each of you (individually, the "Agent" and collectively, the "Agents,") with respect to the issuance and sale by Eastman Kodak of up to an aggregate of $1,000,000,000 in gross proceeds of its Medium-Term notes, Series A (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture dated as of January 1, 1988, between Eastman Kodak and The Bank of New York, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of September 6, 1991, a Second Supplemental Indenture dated as of September 20, 1991, a Third Supplemental Indenture dated as of January 26, 1993 and a Fourth Supplemental Indenture dated as of March 1, 1993, and as further supplemented by supplemental indentures as provided in Article Nine of such indenture or as modified by resolutions of the Board of Directors as provided in Section 301 of such indenture (the indenture as so supplemented or modified being hereinafter referred to as the "Indenture").

     The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section l(a) below, as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "pricing supplement"). The Notes will be issued, and the terms thereof established, from time to time, by Eastman Kodak in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of Notes and not to sales of any other securities or evidences of indebtedness of Eastman Kodak and only on the specific terms set forth herein.

     Subject to the terms and conditions stated herein and to the reservation by Eastman Kodak of the right to sell Notes directly on its own behalf, Eastman Kodak hereby (i) appoints each of the Agents as the agent of Eastman Kodak for the purpose of soliciting and receiving offers to purchase Notes from Eastman Kodak and (ii) agrees that whenever Eastman Kodak determines to sell Notes directly to an Agent as principal, it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     Eastman Kodak represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined in Section 2(g) below) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date, and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

     (a) General. Eastman Kodak meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and a registration statement on such Form S-3 with respect to the Notes has been prepared and filed by Eastman Kodak with the Securities and Exchange Commission (the "SEC"), and has become effective under the Securities Act of 1933, as amended (the "Act"). The Company may from time to time file with the Commission additional registration statements for the registration of additional amounts of Securities. At the time of the offer and sale of any Note pursuant to this Agreement, such Note shall be registered pursuant to an effective registration statement under the Act. As used in this Agreement, (i) the "Registration Statement" means each registration statement registering the Notes, including all documents filed as part thereof or incorporated by reference therein and including the exhibits thereto, when each such registration statement became effective under the Act (or if any post-effective amendment to any such registration statement has been filed with the SEC, when such most recent post-effective amendment became effective under the Act) and as amended or supplemented thereafter and (ii) the "Prospectus" means each prospectus included in the Registration Statement, including each document incorporated by reference in such prospectus, as amended or supplemented from time to time. The SEC has not issued any order preventing or suspending the use of the Prospectus and no such order is threatened or pending. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

      (b) Registration Statement, Prospectus and Indenture: Contents. The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and at the date of this Agreement, complies, and the Registration Statement and the Prospectus will comply as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a Prospectus relating to the Notes is required to be delivered under the Act (each, a "Marketing Period"), in all respects with the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); the Registration Statement, as of any such time does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of any such time, does not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Eastman Kodak makes no representation or warranty as to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee; and (ii) the information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to Eastman Kodak by the Agents expressly for inclusion therein.

     SECTION 2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL

     (a) Appointment. Subject to the terms and conditions stated herein, Eastman Kodak hereby appoints the Agents as the non-exclusive agents of Eastman Kodak for the purpose of soliciting or receiving offers to purchase the Notes from Eastman Kodak by others. If Eastman Kodak appoints any other Agent to solicit offers to purchase the Notes, Eastman Kodak agrees to give the Agents notice of such appointment and agrees that the terms of such appointment shall be substantially the same as the terms of this Agreement, including without limitation, the same commission schedule. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as a non-exclusive agent of Eastman Kodak, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in any Prospectus. Each Agent may also purchase Notes from Eastman Kodak as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

     (b) Suspension of Solicitation. Eastman Kodak reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes by the Agents, when acting in their capacity as agents hereunder, commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from Eastman Kodak, the Agents will forthwith suspend solicitation of offers to purchase Notes from Eastman Kodak until such time as Eastman Kodak has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which
(i) banking institutions are generally authorized or obligated by law to close in The City of New York and (ii) The New York Stock Exchange, Inc. is closed for trading.

     Upon receipt of notice from Eastman Kodak as contemplated by Section 3(c) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as Eastman Kodak shall have furnished it with an amendment or supplement to the Registration Statement or Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

     (c) Agents' Commission. Promptly upon the closing of the sale of any Notes sold by Eastman Kodak as a result of a solicitation made by or offer to purchase received by the Agent, Eastman Kodak agrees to pay such Agent a commission, in the form of a discount, in accordance with the schedule set forth in Exhibit A hereto.

     (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase Notes (in denominations specified in the Prospectus), at such purchase price as shall be specified by Eastman Kodak. Each Agent shall communicate to Eastman Kodak, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. Eastman Kodak shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising Eastman Kodak, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. In soliciting offers to purchase Notes hereunder, the Agents are acting solely as agents for Eastman Kodak and not as principal and do not assume any obligation toward or relationship of agency or trust with any purchaser of Notes (other than any such obligation or relationship which the Agents assume independently of this Agreement). The Agents shall make reasonable efforts to assist Eastman Kodak in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agents and accepted by Eastman Kodak, but the Agents shall not have any liability to Eastman Kodak in the event any such purchase is not consummated for any reason. Under no circumstances will the Agents be obligated to purchase any Notes for their own account.

     No Note which Eastman Kodak has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by Eastman Kodak, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

     (e) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent to Eastman Kodak, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from Eastman Kodak as principal shall be deemed to have been made on the basis of the representations and warranties of Eastman Kodak contained herein and shall be subject to the terms and conditions set forth herein, and to execution by Eastman Kodak and such Agent of the Purchase Agreement relating to such Notes. Each Purchase Agreement shall specify the principal amount and terms of Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. Eastman Kodak agrees that if any Agent purchases Notes as principal for resale, such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agents may offer the Notes they have purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will be agreed to by Eastman Kodak and the Agent and will not be in excess of that which is customary for the type of transaction involved. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters, officers' certificates, and any other agreed upon documents, pursuant to Section 5 hereof.

     (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and Eastman Kodak. Each Agent and Eastman Kodak agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

     (g) Delivery of Documents. The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by Eastman Kodak and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

     SECTION 3.  COVENANTS OF EASTMAN KODAK

     Eastman Kodak covenants and agrees:

     (a) Delivery of Registration Statement. To furnish promptly to the Agents and to their counsel one conformed copy of the Registration Statement, including all exhibits thereto, as originally filed with the SEC and each amendment or supplement thereto.

     (b) Delivery of Other Documents. To deliver promptly to the Agents, in such number as they may request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and such other exhibits that the Agents may request), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

     (c) Revisions to Prospectus - Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, any facts or events arise which, individually or in the aggregate, would represent a fundamental change in the information set forth in the Prospectus, or if it is necessary at any time to amend the Prospectus to comply with the Act, to notify the Agents promptly in writing to suspend solicitation of purchases of Notes; and if Eastman Kodak shall decide to amend or supplement the Registration Statement or the Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from Eastman Kodak as principal, Eastman Kodak shall promptly prepare and timely file with the SEC any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of Eastman Kodak or the Agents, be required by the Act or requested by the SEC.

     (d) SEC Filings. To timely file with the SEC during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by Eastman Kodak pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (e) Copies of Filings with SEC. Prior to filing with the SEC during any Marketing Period (i) any amendment or supplement to the Registration Statement,
(ii) any amendment or supplement to the Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents.

     (f) Notice to Agent of Certain Events. To advise the Agents immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the SEC for an amendment or supplement to the Registration Statement or to the Prospectus or for any additional information related to the Registration Statement, and Eastman Kodak will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement, and, during any Marketing Period, of any request or proposed request by the SEC for an amendment or supplement to any document incorporated by reference in the Registration Statement or the Prospectus, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or, during any Marketing Period, any document incorporated therein by reference, or the initiation or threat of any stop order proceeding or, during any Marketing Period, of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by Eastman Kodak of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) during any Marketing Period, of any downgrading in the rating of the Notes or any other debt securities of Eastman Kodak, or any proposal to downgrade the rating of the Notes or any other debt securities of Eastman Kodak, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Eastman Kodak (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as Eastman Kodak learns of any such downgrading, proposal to downgrade or public announcement and (vi) during any Marketing Period, of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

     (g) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by Eastman Kodak of an offer to purchase Notes hereunder, to make generally available to its security holders a consolidated earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of Eastman Kodak's most recent Annual Report on Form 10-K filed with the SEC prior to the date of such acceptance, which will satisfy the provisions of the Act;

     (h) Copies of Reports, Releases and Financial Statements. So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time Eastman Kodak makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by Eastman Kodak to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the SEC pursuant to the Exchange Act and the Act.

     (i) Holdback. Without the prior consent of the Agents, between the date of a Purchase Agreement and the date of delivery of Notes with respect thereto, Eastman Kodak will not offer or sell, or enter into any agreement to sell, any of its debt securities, other than borrowings under Eastman Kodak's revolving credit agreements and lines of credit, and issuances of its commercial paper.

     (j) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agents and to file such pricing supplement pursuant to Rule 424 under the Act with the SEC.

     SECTION 4.  PAYMENT OF EXPENSES

     Eastman Kodak will pay:

          (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection,

          (ii) the costs incident to the preparation, printing and filing with the SEC of the Registration Statement and any amendments and exhibits thereto,

          (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by Eastman Kodak under the Act,

          (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Prospectus, any supplement or amendment to the Prospectus and any documents incorporated by reference in any of the foregoing documents,

          (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by Eastman Kodak, and their respective counsel,

          (vi) the costs and fees in connection with the listing of the Notes on any securities exchange, if the Notes are listed,

          (vii) the fees and disbursements of counsel to Eastman Kodak and counsel to the Agents,

          (viii) the fees paid to rating agencies in connection with the rating of the Notes,

          (ix) all advertising expenses in connection with the offering of the Notes incurred with the consent of Eastman Kodak, and

          (x) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of Eastman Kodak's obligations under this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

     SECTION 5.  CONDITIONS OF OBLIGATIONS OF AGENTS

     The obligation of the Agents, as the agents of Eastman Kodak, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement is subject to the accuracy, on each Representation Date, of the representations and warranties of Eastman Kodak contained herein, to the accuracy of the statements of Eastman Kodak's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by Eastman Kodak of its obligations hereunder and to each of the following additional terms and conditions:

     (a) Registration Statement. The Prospectus, as amended or supplemented (including the pricing supplement) with respect to such Notes, shall have been filed with the SEC pursuant to the Act, within the applicable time period prescribed for such filing by the SEC and in accordance with Section 3(j) hereof and declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in the Prospectus shall have been issued, no stop order proceeding with respect to the foregoing shall have been initiated or threatened by the SEC and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and Eastman Kodak shall not have filed with the SEC any amendment or supplement to the Registration Statement or the Prospectus (or any document incorporated by reference therein) without the consent of the Agents.

     (b) No Material Omissions or Untrue Statements. The Agents shall not have discovered and disclosed to Eastman Kodak that the Registration Statement or the Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents, and Eastman Kodak shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Opinion of Eastman Kodak Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Gary P. Van Graafeiland, Esq., Senior Vice President and General Counsel of Eastman Kodak, in form and substance satisfactory to the Agents and its counsel, to the effect that:

          (i) Eastman Kodak and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to conduct business and are in good standing in each jurisdiction or place where the nature of their respective properties or the conduct of their respective businesses requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of Eastman Kodak and its subsidiaries taken as a whole;

          (ii) except as set forth in the Prospectus, Eastman Kodak has full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of Eastman Kodak and its subsidiaries taken as a whole), to own its properties and to conduct its business as now being conducted, as described in the Prospectus;

          (iii) other than as described or contemplated in the Prospectus (or any amendment or supplement thereto) or in the documents incorporated by reference therein, there are no legal or governmental proceedings pending or threatened against Eastman Kodak or any of its subsidiaries, or to which Eastman Kodak or any of its subsidiaries, or any of their property, is subject, which are required to be described in the Prospectus (or any amendment or supplement thereto);

          (iv) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Prospectus (or any amendment or supplement thereto) or in the documents incorporated by reference therein that are not described as required, as the case may be;

          (v) neither Eastman Kodak nor any of the subsidiaries is in violation in any material respect of any law, ordinance, administrative or governmental rule or regulation applicable to it or any of its subsidiaries or any decree of any court or governmental agency or body having jurisdiction over Eastman Kodak or any of its subsidiaries;

          (vi) there is no holder of any security of Eastman Kodak who has the right, as a result of the filing of the Prospectus, to require registration under the Act of any shares of common stock or other securities of Eastman Kodak;

          (vii) Eastman Kodak has the corporate power and authority necessary to execute and deliver this Agreement and any Purchase Agreement; this Agreement and, as applicable, each Purchase Agreement, has been duly authorized, executed and delivered by Eastman Kodak, and each such agreement constitutes the valid and binding obligation of Eastman Kodak, enforceable against Eastman Kodak in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by public policy considerations;

          (viii) the Indenture has been duly and validly authorized, executed and delivered by Eastman Kodak and constitutes the legal, valid and binding obligation of Eastman Kodak, enforceable against Eastman Kodak in accordance with its terms;

          (ix) the Notes are in the form contemplated by the Indenture and have been duly and validly authorized by all necessary action for issuance and sale, when the terms of the Notes have been duly established in accordance with the Indenture and this Agreement and, as applicable, a Purchase Agreement, in a manner that does not violate any applicable law or agreement or instrument then binding on Eastman Kodak, and when the Notes have been duly executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, the Notes will be legal, valid and binding obligations of Eastman Kodak, enforceable against Eastman Kodak in accordance with their terms and entitled to the benefits of the Indenture;

          (x) neither the issue, offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement or any Purchase Agreement or the Indenture, compliance by Eastman Kodak with the provisions hereof or thereof, incurrence of the obligations herein or therein contemplated, nor consummation by Eastman Kodak of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation, by-laws or other charter documents of Eastman Kodak or any material agreement, indenture, lease or other instrument known to such counsel to which Eastman Kodak is a party or by which it or any of its property is bound, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities laws), judgment, injunction, order, decree or regulation known to such counsel to be applicable to Eastman Kodak or any of its properties;

          (xi) no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of Eastman Kodak (except as have been obtained under the Act and the Exchange Act, all of which have been obtained or completed, and except as may be required under state securities laws governing the purchase and distribution of the Notes) for the valid issuance and sale of the Notes to the Agents as contemplated by this Agreement;

          (xii) the statements in the Prospectus and in the documents incorporated by reference therein, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, constitute fair summaries of the information required to be shown;

          (xiii) the Registration Statement has been declared effective by the SEC and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the SEC;

          (xiv) such counsel has no reason to believe that when it became effective the Registration Statement, or any amendment thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (xv) such counsel is not aware of anything that has caused such counsel to believe that the Prospectus, at the date thereof, or any amendment thereto or supplement thereof, or the documents incorporated by reference therein, as of each of their respective dates, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Prospectus or included in the documents incorporated by reference therein);

          (xvi) the Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data and statistical information contained therein) comply as to form in all material respects with the requirements of the Act, and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data and statistical information contained therein) comply as to form in all material respects with the applicable requirements of the Act; and

          (xvii) such counsel is not aware of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act, or which are required to be filed by the Exchange Act or the rules and regulations of the SEC thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Act or the rules and regulations of the Exchange Act;

     The opinions set forth in paragraphs (vii), (viii) and (ix) above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles, including an implied covenant of good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New Jersey, the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for such Agent; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Eastman Kodak and public officials.

     (e) Officers' Certificate. Eastman Kodak shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of its Chairman of the Board, its President or any Vice President and the Controller, Treasurer or the principal financial or accounting officer of the Company stating that:

          (i) the representations, warranties and agreements of Eastman Kodak in
     Section 1 hereof are true and correct on and as of the Closing Date; Eastman Kodak has complied with all its agreements contained herein; and all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes set forth in this Agreement have been fulfilled; and

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

          (iii) they have examined the Registration Statement and the Prospectus and, to their knowledge, (A) the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the effective date of the Registration Statement, there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth, and (D) since the date of the most recent financial statements included or incorporated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise), business, properties, net worth or earnings of Eastman Kodak and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.

     (f) Accountant's Letter. Eastman Kodak shall have furnished to the Agents on the Closing Date a letter of PricewaterhouseCoopers, LLP, addressed jointly to Eastman Kodak and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, in form and substance satisfactory to the Agents, confirming that they are independent certified public accountants within the meaning of the Act and the Exchange Act.

     (g) Opinion of Cleary, Gottlieb. The Agents shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to such matters as the Agents may reasonably request and Eastman Kodak shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

     (h) Rating of the Notes. The Notes shall have been rated at least A+ by Standard & Poor's and A2 by Moody's.

     (i) Additional Conditions. There shall not have occurred: (i) any change in the capital stock or long-term debt of Eastman Kodak or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of Eastman Kodak and its subsidiaries, taken as a whole, which, in the opinion of the Agents, materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded Eastman Kodak's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of Eastman Kodak (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from Eastman Kodak as principal pursuant to the applicable Purchase Agreement, as the case may be.

     (j) Other Information and Documentation. Prior to the Closing Date, Eastman Kodak shall have furnished to the Agents such further information, certificates, documents and opinions of counsel for Eastman Kodak relating to the business, operations and affairs of Eastman Kodak, as the Agents or counsel to the Agents may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents.

     SECTION 6.  ADDITIONAL COVENANTS OF EASTMAN KODAK.

     Eastman Kodak covenants and agrees that:

     (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes (whether through the Agent as agent or by the Agent as principal) shall be deemed to be an affirmation that the representations and warranties of Eastman Kodak contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

     (b) Subsequent Delivery of Officers' Certificates. Eastman Kodak agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), each time Eastman Kodak sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement, or Eastman Kodak files with the SEC any document incorporated by reference into the Prospectus, Eastman Kodak shall submit to the Agents a certificate, (i) as of the date of such amendment, supplement, time of delivery relating to such sale, or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time); and such other certificates as the Agents may reasonably request.

     (c) Subsequent Delivery of Legal Opinions. Eastman Kodak agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement, an offering of securities other than the Notes or an amendment or supplement setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the reasonable judgment of the Agents, such financial statements or other information are of such a nature that a legal opinion should be furnished), each time Eastman Kodak sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement, or Eastman Kodak files with the SEC any document incorporated by reference into the Prospectus, Eastman Kodak shall, (i) if such amendment, supplement or filing was filed during a Marketing Period, concurrently with such amendment, supplement, time of delivery relating to such sale, or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinions of the General Counsel of Eastman Kodak addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the same effect as the opinions referred to in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, each such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

      (d) Subsequent Delivery of Accountant's Letters. Eastman Kodak agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, each time Eastman Kodak sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this
Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement, or Eastman Kodak files with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, Eastman Kodak shall cause PricewaterhouseCoopers LLP (or other independent accounts of Eastman Kodak acceptable to the Agents) to furnish the Agents, (i) if such amendment, supplement or filing was filed during a Marketing Period, concurrently with such amendment, supplement, time of delivery relating to such sale, or filing or (ii) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to Eastman Kodak and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in
Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of Eastman Kodak; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such independent accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

     SECTION 7.  INDEMNIFICATION AND CONTRIBUTION

     (a) Indemnification of Agent. Eastman Kodak shall indemnify and hold harmless each Agent, whether acting as agent or principal hereunder, and each person, if any, who controls any Agent within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any legal and other expenses (including fees and disbursements of counsel) reasonably incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, including any amounts paid in settlement of any litigation, investigation or proceeding; provided, however, that Eastman Kodak shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to Eastman Kodak by the Agents specifically for inclusion therein; provided further, that as to any preliminary form of Prospectus, filed with the SEC pursuant to Rule 424(b) (a "Preliminary Prospectus"), this indemnity agreement shall not inure to the benefit of any Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by Eastman Kodak with Section 3(b). The foregoing indemnity agreement is in addition to any liability which Eastman Kodak may otherwise have to any Agent or controlling person.

     (b) Indemnification of Eastman Kodak. Each Agent shall indemnify and hold harmless Eastman Kodak, each of its directors, each of its officers who signed the Registration Statement and any person who controls Eastman Kodak within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which Eastman Kodak or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Eastman Kodak by such Agent specifically for inclusion therein, and shall reimburse Eastman Kodak or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to Eastman Kodak or any of its directors, officers or controlling persons. Eastman Kodak acknowledges that certain statements set forth under the caption "Plan of Distribution" in the prospectus supplement to the Prospectus constitute the only information furnished in writing by or on behalf of each Agent for inclusion in the documents referred to in the foregoing indemnity and confirms that such statements are correct.

     (c) Notice. Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other singularly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party; provided, however, that the Agents shall have the right to employ separate counsel to represent the Agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against Eastman Kodak under this Section 7 if, in the reasonable judgment of the Agents, it is advisable for the Agents to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by Eastman Kodak. Upon receipt of notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in connection with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agents in the case of paragraph (a) of this Section, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by Eastman Kodak on the one hand and any Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Eastman Kodak on the one hand and any Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Eastman Kodak on the one hand and any Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by Eastman Kodak bears to the total commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Eastman Kodak or by any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Eastman Kodak and the Agents agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agent in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Notes and not joint.

     SECTION 8.  STATUS OF EACH AGENT

     In soliciting offers to purchase the Notes from Eastman Kodak pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for Eastman Kodak and not as principal. Each Agent will make reasonable efforts to assist Eastman Kodak in obtaining performance by each purchaser whose offer to purchase Notes from Eastman Kodak has been solicited by such Agent and accepted by Eastman Kodak but such Agent shall have no liability to Eastman Kodak in the event any such purchase is not consummated for any reason.

     SECTION 9. REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY.

     The respective indemnities, agreements, representations, warranties and other statements of Eastman Kodak and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of Eastman Kodak, and shall survive each delivery of and payment for any of the Notes.

     SECTION 10.  TERMINATION

     (a) This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by Eastman Kodak but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), 3(d), 3(g), 3(h), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

      (b)Each Purchase Agreement shall be subject to termination in the absolute discretion of the Agent, by notice given to Eastman Kodak prior to delivery of and payment for Notes to be purchased thereunder, if prior thereto there shall have occurred: (i) any change in the capital stock or long-term debt of Eastman Kodak or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders equity, business, properties, condition (financial or other), results of operations or prospects of Eastman Kodak and its subsidiaries, taken as a whole, which in the opinion of the Agents materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Securities and Exchange Commission, by such exchanges or by any other regulatory body or governmental having jurisdiction;
(iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded Eastman Kodak's debt securities or preferred stock by any "nationally recognized statistical rating organization," (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of Eastman Kodak (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to purchase the Notes.

     SECTION 11.  Reimbursement of the Agent's Expenses

     If any condition to the obligations of any Agent set forth in Section 5 hereof is not satisfied, if any termination pursuant to Section 10 hereof shall occur or in the case of any refusal, inability or failure on the part of Eastman Kodak to perform any agreement herein or comply with any provision hereof other than by reason of a default by an Agent, Eastman Kodak will reimburse such Agent upon demand for all expenses that shall have been incurred by such Agent pursuant to Section 4 hereof in connection with this Agreement.

     SECTION 12.  NOTICES

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed effective only on receipt.

     Notices to the Agents shall be directed to them as follows:

     Lehman Brothers Inc., 3 World Financial Center, 12th Floor, New York, New York 10285-1200, Attention: Medium Term Note Department, 12th Floor;
     Telephone: (212) 526-2040, Facsimile: (212) 528-1518;

     Credit Suisse First Boston Corporation, 11 Madison Avenue, New York, New York 10010, Attention: Short and Medium Term Finance, Telephone: (212) 325-7198, Facsimile: (212) 325-8183;

     Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:
     Benjamin Smilchensky, Money Market Origination, Telephone: (212) 902-1482,
     Facsimile: (212) 902-2568.


     Notices to Eastman Kodak shall be directed to it as follows:

     Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0250,
     Attention: Joyce Haag, Esq., Telephone: (716) 724-4368, Facsimile: (716) 724-9549.

     SECTION 13. BINDING EFFECT; BENEFITS

     This Agreement shall be binding upon each Agent, Eastman Kodak, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of Eastman Kodak contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and
(b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of Eastman Kodak, officers of Eastman Kodak who have signed the Registration Statement and any person controlling Eastman Kodak. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 14.  GOVERNING LAW; COUNTERPARTS

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     SECTION 15.  PARAGRAPH HEADINGS

     The paragraph headings used in this Distribution Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                Very truly yours,

                                EASTMAN KODAK COMPANY


                                By:     /s/ David M. Pollock
                                        ----------------------------------
                                         Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.


By:  /s/ Martin J. Ragde
     ------------------------------
         Authorized Signatory


CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ J. Keogh
     ------------------------------
         Authorized Signatory



GOLDMAN, SACHS & CO.


By:  /s/ Goldman, Sachs & Co.
     ------------------------------
         Authorized Signatory

                                                                      EXHIBIT A

                                  EASTMAN KODAK
                                MEDIUM-TERM NOTES

                              SCHEDULE OF PAYMENTS

     Eastman Kodak agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of
Notes:



------------------------------------------------------------- ----------------------------------------------------------
                            TERM                                                   COMMISSION RATE
------------------------------------------------------------- ----------------------------------------------------------
------------------------------------------------------------- ----------------------------------------------------------
9 months to less than 12 months                                                        .125 %
------------------------------------------------------------- ----------------------------------------------------------

12 months to less than 18 months                                                       .150 %
------------------------------------------------------------- ----------------------------------------------------------

18 months to less than 2 years                                                         .200 %
------------------------------------------------------------- ----------------------------------------------------------

2 years to less than 3 years                                                           .250 %
------------------------------------------------------------- ----------------------------------------------------------

3 years to less than 4 years                                                           .350 %
------------------------------------------------------------- ----------------------------------------------------------

4 years to less than 5 years                                                            .450 %
------------------------------------------------------------- ----------------------------------------------------------

5 years to less than 6 years                                                            .500 %
------------------------------------------------------------- ----------------------------------------------------------

6 years to less than 7 years                                                            .525 %
------------------------------------------------------------- ----------------------------------------------------------

7 years to less than 10 years                                                           .600 %
------------------------------------------------------------- ----------------------------------------------------------

10 years to less than 15 years                                                          .600 %
------------------------------------------------------------- ----------------------------------------------------------

15 years to less than 20 years                                                          .625 %
------------------------------------------------------------- ----------------------------------------------------------

20 years to 30 years                                                                    .750 %
------------------------------------------------------------- ----------------------------------------------------------

(a) With respect to each Note that is an Original Issue Discount Security (as defined in the Indenture), the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent shall be based on the purchase price of such Note, rather than on the principal amount of such Note.


(b) Commissions for Notes with terms in excess of 30 years will be agreed upon by Eastman Kodak and the related Agent at the time of sale.

                                                                      EXHIBIT B

                              EASTMAN KODAK COMPANY
                           MEDIUM-TERM NOTES, SERIES A

                            ADMINISTRATIVE PROCEDURES

     Medium-Term Notes, Series A due more than nine months from issue date (the "Notes") are to be offered on a continuing basis by Eastman Kodak Company ("Eastman Kodak"). Lehman Brothers Inc., Credit Suisse First Boston Corporation and Goldman, Sachs & Co., as agents (each an "Agent" and collectively, the "Agents"), have each agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between Eastman Kodak and the Agents dated as of July 30, 1999 (as it may be supplemented or amended from time to time, the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued from time to time pursuant to an indenture dated as of January 1, 1988, between Eastman Kodak and The Bank of New York, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of September 6, 1991, a Second Supplemental Indenture dated as of September 20, 1991, a Third Supplemental Indenture dated as of January 26, 1993 and a Fourth Supplemental Indenture dated as of March 1, 1993, and as further supplemented by supplemental indentures as provided in Article Nine of such indenture or as modified by resolutions of the Board of Directors as provided in Section 301 of such indenture (the indenture as so supplemented or modified being hereinafter referred to as the "Indenture"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of Eastman Kodak and have been registered with the Securities and Exchange Commission (the "SEC"). Terms defined in the prospectus relating to the Notes (the "Prospectus", which term shall include any prospectus supplement and the basic prospectus relating to the Notes and any pricing supplement relating to an applicable Note), in the Indenture and in the Distribution Agreement shall have the same meaning when used in this exhibit.

     The Notes will be issued either (a) in certificated form (each, a "Certificated Note") delivered to the purchaser thereof or a person designated by such purchaser or (b) in book-entry form (each, a "Book-Entry Note") represented by one or more fully registered global Notes (each, a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Certificated Notes will be issued in accordance with the procedures set forth in Part II, as supplemented. Book-Entry Notes will be issued in accordance with the procedures set forth in Part III.

     Administrative responsibilities, document control and record-keeping functions to be performed by Eastman Kodak will be performed by its Treasury Operations Department. Administrative procedures for the offering are explained below.

     To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control.

PART I: PROCEDURES OF GENERAL APPLICABILITY

     PRICE TO PUBLIC

     Each Note will be issued at 100% of principal amount, unless otherwise determined by Eastman Kodak.

     ISSUE DATE

     Each Note will be dated and issued as of the date of its authentication by the Trustee.

     MATURITIES

     Each Note will mature nine months or more from the issue date selected by the purchaser and agreed upon by Eastman Kodak. Each Floating Rate Note (as defined below) will mature on an interest payment date (as defined below).

     REGISTRATION

     Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note.

     INTEREST PAYMENTS

     Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable in the case of Fixed Rate Notes, unless otherwise specified in an applicable pricing supplement, on May 15 and November 15 of each year (each an "interest payment date" with respect to such Fixed Rate Note) and at stated maturity or upon redemption, if applicable.

     Special provisions are set forth in the Prospectus relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula ("Floating Rate Notes") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "interest payment date" with respect to such Floating Rate
Note).

     Unless otherwise specified in an applicable pricing supplement, interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in an applicable pricing supplement, interest will be payable to the person in whose name such Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) with respect to Fixed Rate Notes and Floating Rate Notes (the "record dates") next preceding the respective interest payment date; provided, however, that interest payable at stated maturity will be payable to the person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes"), will be made as set forth in the applicable pricing supplement, and at maturity or upon earlier redemption or repayment. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable pricing supplement and set forth on such notes. Any payment of principal and interest on any such Note required to be paid on an interest payment date or at stated maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a record date and an interest payment date will be made on the interest payment date following the next succeeding record date.

     On the fifth Business Day immediately preceding each interest payment date, the Trustee will notify Eastman Kodak of the total amount of the interest payments and, in the case of Amortizing Notes, principal payments, to be made on such interest payment date. On or about the first Business Day of each month the Trustee (or any duly selected paying agent) will provide to Eastman Kodak's Treasury Operations Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. Eastman Kodak will pay to the Trustee by wire transfer (in accordance with procedures and instructions previously agreed upon with the Trustee) initiated by 10:00 A.M. on the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date.

     ACCEPTANCE AND REJECTION OF OFFERS

     Eastman Kodak shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to Eastman Kodak, orally or in writing, each reasonable offer to purchase Notes from Eastman Kodak received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising Eastman Kodak, to reject any offers in whole or in part.

     SETTLEMENT

     The receipt of immediately available funds in U.S. dollars by Eastman Kodak in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement."

     PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

     Eastman Kodak and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with Eastman Kodak, if Eastman Kodak accepts an offer to purchase Notes upon such terms, it will prepare a pricing supplement in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from the Agent that presented the relevant offer (the "Presenting Agent"), will arrange to have such pricing supplement (together with the Prospectus, if amended or supplemented) filed with the SEC and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such pricing supplement, to the Presenting Agent. See "Delivery of Prospectus" below. No Settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and Settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

     If Eastman Kodak decides to post rates and a decision has been reached to change interest rates, Eastman Kodak will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and Eastman Kodak will establish rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with Eastman Kodak, if Eastman Kodak accepts an offer at the posted rates, it will prepare a pricing supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have such pricing supplement (together with the Prospectus if amended or supplemented) filed with the SEC and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. See "Delivery of Prospectus." No Settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and Settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

     SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

     In the event that at the time the Agents, at the direction of Eastman Kodak, suspend solicitation of offers to purchase from Eastman Kodak there shall be any orders outstanding which have not been settled, Eastman Kodak will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the Settlement of such orders. Eastman Kodak will have the sole responsibility for such decision and for any arrangements which may be made in the event that Eastman Kodak determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

     DELIVERY OF PROSPECTUS

     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable pricing supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agents of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. Eastman Kodak shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable pricing supplement) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of pricing supplements should be delivered by facsimile to Lehman Brothers Inc., c/o ADP Prospectus Services, 536 Broadhollow Road, Melville, New York 11747, Attention: Mike Ward, Facsimile: (516) 249-7942, and by hand to Lehman Brothers Inc., 3 World Financial Center, 9th Floor, New York, New York 10285-0900, Attention: Brunnie Vazquez, Telephone: (212) 526-8400; to Credit Suisse First Boston Corporation, Attention: Short and Medium Term Finance,
Telephone: (212) 325-7198, Facsimile: (212) 325-8183; and to Goldman Sachs & Co, 85 Broad Street, New York, New York 10004, Attention: Benjamin Smilchensky, Money Market Origination, Telephone: (212) 902-1482, Facsimile: (212) 902-2568. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between Eastman Kodak and such purchaser, or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. Eastman Kodak will make all such deliveries with respect to all Notes sold directly by Eastman Kodak.

     REDEMPTION AND REPAYMENT

     Unless one or more redemption dates are specified in the applicable pricing supplement, the Notes will not be redeemable prior to their stated maturity. If one or more redemption dates are so specified with respect to any Note, the applicable pricing supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("redemption prices") and the redemption period or periods during which such redemption prices shall apply. Unless otherwise specified in the pricing supplement, any such Note shall be redeemable at the option of Eastman Kodak at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the Redemption Date. Unless otherwise specified in the applicable pricing supplement, the Notes will not be subject to any sinking fund. Eastman Kodak may redeem any of the Notes that are redeemable and remain either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice to the Holders of the Notes. At least 60 days prior to the date on which it intends to redeem the Notes, Eastman Kodak will notify the Trustee with a letter of redemption that it is exercising such option on such date (the "Letter of Redemption"). Upon receipt of the Letter of Redemption, the Trustee will provide notice of such redemption to the Holders of the Certificated Notes, and to DTC. DTC will give notice of such redemption to its Participants in accordance with its standard operating procedures. Neither Eastman Kodak nor the Trustee shall have any direct responsibility or liability for the notice by DTC to such Participants. In the event of a redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

     Unless otherwise specified in the applicable pricing supplement, Notes cannot be repaid prior to stated maturity. If a Note is repayable at the option of the holder on a date or dates specified prior to stated maturity, the applicable pricing supplement, will set forth the price or prices of such repayment, together with accrued interest to the date of repayment.

     In order for a Note that is subject to repayment at the option of the Holder to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and
(b) either (i) the Note with the form entitled "Option to Elect Repayment" attached to the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust bank in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" attached to the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except as otherwise described under "Optional Interest Rate Reset" and "Extension of Maturity" in the Prospectus. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by Eastman Kodak, whose determination will be final, binding and non-appealable.

     If a Note is represented by a Global Security, DTC's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     Unless otherwise specified in the applicable pricing supplement, if a Note is an original issue discount Note, the amount payable on such Note in the event of redemption or repayment prior to its stated maturity shall be the amortized face amount of such Note, as specified in the applicable pricing supplement, as of the Redemption Date or the date of repayment, as the case may be.

     AUTHENTICITY OF SIGNATURES

     Eastman Kodak will cause the Trustee to furnish the Agents, at the Agents' request, from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to Eastman Kodak or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of Eastman Kodak or the Trustee on any Note.

     ADVERTISING COSTS

     Eastman Kodak will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of Eastman Kodak will be paid by Eastman Kodak.

     BUSINESS DAY

     "Business Day" shall mean, with respect to any Note any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by or pursuant to law, regulation or executive order to close; if the note is denominated in a currency other than U.S. dollars, (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the relevant currency (which in the case of the Euro shall be Luxembourg and London) and (b) a day on which banking institutions in such financial centers are carrying out transactions in the relevant currency; and with respect to LIBOR notes, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

PART II:  PROCEDURES FOR CERTIFICATED NOTES

     CURRENCY

     Unless otherwise specified in the applicable pricing supplement, Certificated Notes will be denominated in U.S. dollars.

     REGISTRATION

     Certificated Notes may be presented for registration of transfer or exchange at the principal corporate trust office of the Trustee.

     DENOMINATIONS

     Except as provided in the applicable pricing supplement, Certificated Notes will be issued and payable in U.S. dollars in the denomination of $1,000 and any larger denomination which is an integral multiple of $1,000.

     MATURITY

     Upon presentation of each Certificated Note at maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest due at maturity. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Certificated Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. Eastman Kodak will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at maturity will be cancelled by the Trustee as provided in the Indenture.

     INTEREST PAYMENTS

     General. Unless otherwise specified in an applicable pricing supplement, all interest payments on Certificated Notes (excluding interest payments made at stated maturity or upon redemption), will be made by check mailed to the person entitled thereto on the record date, or, at the option of Eastman Kodak, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $10 million or more in aggregate principal amount of Notes of like tenor and terms with the same interest payment date may request payment by wire transfer in immediately available funds to a bank account designated by such holder prior to the relevant interest payment date.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Certificated Note will be determined and withheld by the Trustee.

     SETTLEMENT

     All offers accepted by Eastman Kodak will be settled on or before the third Business Day from the date of acceptance, unless Eastman Kodak and the purchaser agree to Settlement on another date, in which event Eastman Kodak shall so notify the Trustee in writing. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, Eastman Kodak shall verify that the Trustee will have adequate time to prepare and authenticate such Certificated Note.

     SETTLEMENT PROCEDURES

     In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement procedures will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and Eastman Kodak pursuant to the Distribution Agreement.

     Other than as contemplated above, Settlement procedures with regard to each Certificated Note sold through each Agent shall be as follows:

     A. Such Agent (the "Presenting Agent") will advise Eastman Kodak by telephone or facsimile, of the following Settlement information:

     1. Exact name in which the Note is to be registered ("Registered Owner").

     2. Exact address of the Registered Owner and address for payment of principal and premium and interest, if any.

     3. Taxpayer identification number of the Registered Owner.

     4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

     5. Settlement Date.

     6. Stated Maturity.

     7. Issue Price and any original issue discount information.

     8. Trade Date/Issue Date.

     9. If such Note is a Fixed Rate Note, whether such Note is an Amortizing Note.

    10. Interest rate.

        (a)   Fixed Rate Certificated Notes:

              (i)      interest rate
              (ii)     interest payment dates, if other than as specified above
              (iii) date or dates, if any, on which the interest rate may be reset and the basis or formula, if any, for such resetting
              (iv)     overdue rate, if any

        (b)   Floating Rate Certificated Notes:

              (i)      interest rate basis
              (ii)     initial interest rate
              (iii)    spread or spread multiplier, if any
              (iv) date or dates, if any, on which the spread or spread multiplier may be reset and the basis or formula, if any, for such resetting
              (v)      interest rate reset periods
              (vi)     interest payment dates
              (vii)    index maturity
              (viii)   maximum and minimum interest rates, if any
              (ix)     record dates
              (x)      interest determination dates
              (xi)     overdue rate, if any

         11. Whether such Note is subject to an Optional Interest Rate Reset or an Extension of Maturity.

         12. The date on or after which the Certificated Notes are redeemable at the option of Eastman Kodak or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

         13. Wire transfer information.

         14. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to Eastman Kodak upon Settlement).

         15. That the Note will be a Certificated Note.

     B. Eastman Kodak will confirm the above Settlement information to the Trustee by telephone or facsimile, and the Trustee will assign a Note number to the transaction. If Eastman Kodak rejects an offer, Eastman Kodak will promptly notify the Presenting Agent and the Trustee by telephone (promptly confirmed in writing).

     C. The Trustee will complete the first page of the preprinted 4-ply Certificated Note packet, the form of which was previously approved by Eastman Kodak, the Agents and the Trustee.

     D. The Trustee will deliver the Certificated Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent. The Presenting Agent will acknowledge receipt of the Certificated Note by completing the yellow stub and returning it to the Trustee.

     E. The Presenting Agent will cause to be wire transferred to a bank account designated by Eastman Kodak immediately available funds in U.S. dollars in the amount of the principal amount of the Certificated Note, less the applicable commission or discount, if any.

     F. The Presenting Agent will deliver the Certificated Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Certificated Note with or prior to any written offer of Certificated Notes, delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note.

     G. The Presenting Agent will obtain the acknowledgment of receipt for the Certificated Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

     H. The Trustee will mail the pink stub to Eastman Kodak's Treasury Operations Department.

     SETTLEMENT PROCEDURES TIMETABLE

     For offers to purchase Certificated Notes accepted by Eastman Kodak, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:

SETTLEMENT PROCEDURE                        TIME (NEW YORK)

         A                     5 PM on the Trade Date

         B                     3 PM on the Business Day prior to Settlement Date

        C-D                    12 Noon on the Settlement Date

         E                     2:15 PM on the Settlement Date

        F-G                    3 PM on the Settlement Date

         H                     5 PM on Business Day after the Settlement Date

     FAILS

     In the event that a purchaser of a Certificated Note shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed by Eastman Kodak for Settlement, the Presenting Agent will immediately notify the Trustee and Eastman Kodak's Treasurer by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee's receipt of the Certificated Note from the Presenting Agent, Eastman Kodak will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to Eastman Kodak in respect of the Certificated Note pursuant to advances made by the Agent. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement Date. Eastman Kodak will reimburse the Presenting Agent on an equitable basis at a rate not to exceed the Federal Funds effective rate for its loss of the use of the funds during the period when the funds were credited to the account of Eastman Kodak. Upon receipt of the Certificated Note in respect of which the default occurred, the Trustee will mark the Certificated Note "cancelled," make appropriate entries in its records and deliver the Certificated Note to Eastman Kodak with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Certificated Note delivered by Eastman Kodak which the purchaser does not accept or make payment for.


PART III:  SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform or cause to be performed the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from Eastman Kodak and the Trustee to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

     ISSUANCE

     On a Settlement Date (as defined under "Settlement" below) for one or more Fixed Rate Book-Entry Notes, Eastman Kodak will issue a single Global Security in fully registered form without coupons representing up to $200,000,000 principal amount, the denomination of such Book-Entry Note as described below, of all of such Notes that have the same issue date, interest rate, redemption or repayment, stated maturity and any other provisions. Similarly, on any Settlement Date for one or more Floating Rate Book-Entry Notes, Eastman Kodak will issue a single Global Security representing up to $200,000,000 principal amount, of all of such Notes that have the same interest rate formula, issue date, initial interest rate, interest payment dates, index maturity, spread, spread multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption or repayment, stated maturity and any other provisions. Each Global Security will be dated and issued as of the date of its authentication by the Trustee, as Trustee. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent interest payment date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

     IDENTIFICATION NUMBERS

     Eastman Kodak will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Ratings Services (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. Eastman Kodak will obtain a written list of such series of reserved CUSIP numbers and will deliver to the Trustee and DTC such written list of 900 CUSIP numbers of such series. Eastman Kodak will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Eastman Kodak has assigned to Global Securities. When fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, Eastman Kodak will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers Eastman Kodak shall deliver such additional CUSIP numbers to the Trustee and DTC.

     REGISTRATION

     Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Book-Entry Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

     VOTING

     In the event of any solicitation of consents from or voting by holders of the Book-Entry Notes, Eastman Kodak or the Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.

     TRANSFERS

     Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

     CONSOLIDATION AND EXCHANGE

     The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same interest rate, redemption and repayment provisions, stated maturity and any other provisions and with respect to which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same interest rate formula, initial interest rate, interest payment dates, index maturity, spread or spread multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption and repayment, stated maturity and any other provisions and with respect to which interest has been paid to the same date,
(ii) a date, occurring at least thirty days after such written notice is delivered and at least ten days before the next interest payment date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from Eastman Kodak, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

     DENOMINATIONS

     Book-Entry Notes will be issued in principal amounts of $1000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $200,000,000 principal amount, of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

     INTEREST

     General. Interest on each Book-Entry Note will accrue from the issue date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the interest payment date or the date of maturity, redemption or repayment; provided, however, that if the interest rate reset dates with respect to any such Note are daily or weekly, interest payable on any interest payment date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the second preceding record date to and including the next preceding record date. Interest payable at the maturity or upon earlier redemption or repayment of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Ratings Services will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Ratings Services.

     Floating Rate Note Notices. On the first Business Day of January, April, July and October of each year beginning with the first such Business Day following the issue date, the Trustee will deliver to Eastman Kodak and DTC a written list of record dates and interest payment dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each interest determination date for Floating Rate Notes, Eastman Kodak will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Ratings Services, of the interest rates determined on such interest determination date.

     PAYMENTS OF PRINCIPAL AND INTEREST

     Payments of Interest Only. Promptly after each record date, the Trustee will deliver to Eastman Kodak and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following interest payment date (other than an interest payment date coinciding with maturity or an earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such interest payment date by reference to the daily bond reports published by Standard & Poor's Ratings Services. Eastman Kodak will pay to the Trustee, as paying agent, the total amount of interest due on such interest payment date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." Promptly after each interest determination date for Floating Rate Book-Entry Notes, the calculation agent will notify the Trustee and Standard & Poor's Ratings Services of the interest rates determined on such interest determination date.

     Payments at Maturity or Upon Redemption or Repayment. On or about the first Business Day of each month, the Trustee will deliver to Eastman Kodak and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or any redemption or repayment date in the following month. Eastman Kodak, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the maturity or redemption or repayment date of such Global Security. Eastman Kodak will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such maturity or redemption or repayment date, as the case may be. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

     Promptly after payment to DTC of the principal and interest due at the maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to Eastman Kodak with an appropriate debit advice. On or about the first Business Day of each month, the Trustee will prepare a written statement indicating the total principal amount of outstanding Global Securities for which it serves as paying agent as of the immediately preceding Business Day.

     Manner of Payment. The total amount of any principal and interest due on Global Securities on any interest payment date or at maturity or upon redemption or repayment shall be paid by Eastman Kodak to the Trustee by wire transfer (in accordance with procedures and instructions previously agreed upon with the Trustee) initiated by 10:00 A.M. (New York City time) on such date. For maturity, redemption or any other principal payments, prior to 2:00 P.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC). For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its Participants in accordance with its existing operating procedures. Neither Eastman Kodak nor the Trustee (as Trustee or as Paying Agent nor any other Paying Agent) shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

     SETTLEMENT

     All offers accepted by Eastman Kodak will be settled on the next Business Day after the date of acceptance, unless Eastman Kodak and the purchaser agree to Settlement on a later date, in which event Eastman Kodak shall so notify the Trustee.

     SETTLEMENT PROCEDURES

     In the event of a purchase of Book-Entry Notes by an Agent, as principal, Settlement details will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and Eastman Kodak pursuant to the Distribution Agreement.

     In the event of a sale of a Book-Entry Note that is an indexed Note, whether the sale is through an Agent or to an Agent as principal, additional or different Settlement procedures may be set forth in an amendment to the administrative procedures to be entered into between such Agent and Eastman Kodak.

     Other than as contemplated above, Settlement procedures with regard to each Book-Entry Note sold by Eastman Kodak through an Agent, as agent, shall be as follows:

A. The Presenting Agent will advise Eastman Kodak by telephone or facsimile, of the following Settlement information:

     1. Principal amount of the Book-Entry Note (and, if multiple
        Notes are to be issued, denominations thereof).

     2. Settlement Date.

     3. Stated Maturity.

     4. Issue Price and any original issue discount information.

     5. Trade date.

     6. If such Book-Entry Note is a Fixed Rate Note, whether such Note is an Amortizing Note.

     7. The DTC Participant account number of such Agent.

     8. Interest rate.

        (a)  Fixed Rate Notes:

                 (i)      interest rate
                 (ii) interest payment dates, if other than as specified above
                 (iii) date or dates, if any, on which the interest rate may be reset and the basis or formula, if any, for such resetting
                 (iv)     overdue rate, if any

        (b)  Floating Rate Notes:

                 (i)      interest rate basis
                 (ii)     initial interest rate
                 (iii)    spread or spread multiplier, if any
                 (iv) date or dates, if any, on which the spread or spread multiplier may be reset and the basis or formula, if any, for such resetting
                 (v)      interest rate reset periods
                 (vi)     interest payment dates
                 (vii)    index maturity
                 (viii)   maximum and minimum interest rates, if any
                 (ix)     record dates
                 (x)      interest determination dates
                 (xi)     overdue rate, if any

     9. Whether such Note is subject to an Optional Interest Rate Reset or an Extension of Maturity.

    10. The date on or after which the Book-Entry Notes are redeemable at the option of Eastman Kodak or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

    11. Wire transfer information.

    12. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to Eastman Kodak upon Settlement).

    13. That the Note will be a Book-Entry Note.

B. Eastman Kodak will assign a CUSIP number to the Global Security representing such Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent.

C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following Settlement information to DTC, the Presenting Agent, Standard & Poor's Ratings Services and, upon request, the Trustee under the Indenture pursuant to which such Note is to be issued:

    1.  The information set forth in Settlement Procedure "A."

    2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

    3. Initial interest payment date for such Note, number of days by which such date succeeds the related "DTC Record Date" (which term means the record date except in the case of floating rate notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the interest payment date) and amount of interest payable on such interest payment date.

    4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

    5.  CUSIP number of the Global Security representing such Book-Entry
        Note.

    6.  Whether such Global Security will represent any other
        Book-Entry Note (to the extent known at such time).

D. The Trustee, as Trustee will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

E. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's Settlement account and credit the Trustee's Settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission.

G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the Settlement accounts of such Participants and credit the Settlement account of the Presenting Agent for an amount equal to the price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I. The Trustee will credit to an account of Eastman Kodak maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F."

J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Book-Entry Note with or prior to any written offer of Book-Entry Notes and the confirmation and payment by the purchaser of the Book-Entry Note.

K. Periodically, the Trustee will send to Eastman Kodak a statement setting forth the principal amount of Notes outstanding as of the date of such statement and setting forth a brief description of any sales of which Eastman Kodak has advised the Trustee but which have not yet been settled.

    The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT PROCEDURES TIMETABLE

For offers to purchase Book-Entry Notes solicited by an Agent, as agent, and accepted by Eastman Kodak for Settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

SETTLEMENT PROCEDURES                               TIME

         A-B                             11:00 A.M. on the Sale date

          C                              2:00 P.M. on the Sale date

          D                     3:00 P.M. on the date before Settlement Date

          E                             10:00 A.M. on Settlement Date

         F-G                            2:00 P.M. on Settlement Date

          H                             4:45 P.M. on Settlement Date

         I-J                            5:00 P.M. on Settlement Date

     If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

     If Settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement Date.

     FAILURE TO SETTLE

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to Eastman Kodak. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global-Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Book-Entry Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                                                                      EXHIBIT C


                               PURCHASE AGREEMENT


Eastman Kodak Company                                          __________, 1999
343 State Street
Rochester, New York  14650-0250

Attention: Treasurer


     The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution Agreement dated as of July 30, 1999 (as it may be supplemented or amended from time to time, the "Distribution Agreement"):

         PRINCIPAL AMOUNT:                           $
         SPECIFIED CURRENCY:
         DENOMINATED AND INDEXED
           CURRENCY:
         INTEREST RATE:                              %
         ORIGINAL ISSUE DISCOUNT:                    % of Principal Amount
           AGGREGATE PRICE TO BE PAID TO
           EASTMAN KODAK (IN IMMEDIATELY AVAILABLE
           FUNDS):                                   $
         SETTLEMENT DATE:
         OTHER TERMS:

     Terms defined in the Prospectus relating to the Notes and in the Distribution Agreement shall have the same meaning when used herein.

     Our obligation to purchase Notes hereunder is subject to the satisfaction of the conditions set forth in Section 5 of the Distribution Agreement, to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinions required to be delivered pursuant to Section 6(c) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 6(b) of the Distribution Agreement, [and] (c) the letter referred to in Section 6(d) of the Distribution Agreement, in each case dated as of the above Settlement Date [and
(d) [specify other agreed upon closing documents, if any]].

     In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of Eastman Kodak, other than borrowings under your revolving credit agreements and lines of credit, and issuances of your commercial paper.

     We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred:
(a)(i) any change in the capital stock or long-term debt of Eastman Kodak or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders equity, business, properties, condition (financial or other), results of operations or prospects of Eastman Kodak and its subsidiaries taken as a whole which in the opinion of the Agents materially impairs the investment quality of the Notes;
(ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Securities and Exchange Commission, by such exchanges or by any other regulatory body or governmental having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded Eastman Kodak's debt securities or preferred stock by any "nationally recognized statistical rating organization," (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of Eastman Kodak (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to purchase the Notes or (b) you are unable to provide any of the documents referred to in the second preceding paragraph. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Distribution Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of New York.

                                     LEHMAN BROTHERS INC.


                                     By: _________________________________
                                                Authorized Signatory


                                     CREDIT SUISSE FIRST BOSTON CORPORATION


                                     By: _________________________________
                                                Authorized Signatory


                                     GOLDMAN, SACHS & CO.


                                     By: _________________________________
                                                Authorized Signatory




ACCEPTED: _______________, ____

EASTMAN KODAK COMPANY

By:__________________________
     Authorized Signatory